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                                                                EXHIBIT 10.1

                  AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT
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     This Amendment No. 1 to Employment Agreement (the "Amendment") is made and entered into this 26th day of December, 1996, by and between OccuSystems, Inc., a Delaware corporation (the "Company"), and John K. Carlyle ("Executive").

                                  WITNESSETH:

     WHEREAS, the Company and Executive have entered into a certain Employment Agreement, dated as of May 15, 1995 (the "Employment Agreement"); and

     WHEREAS, the Company and Executive now desire to enter into this Amendment for the purpose of making certain amendments to the Employment Agreement deemed necessary and desirable and in the best interests of the Company and Executive, all as more fully described herein; and

     WHEREAS, the members of the Option and Compensation Committee of the Company's Board of Directors have heretofore approved the execution and delivery of this Amendment;

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Executive hereby agree as follows:

     1.  Compensation Upon Termination or Failure to Renew Prior to a Change in
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Control of the Company.  Section 6 of the Employment Agreement is hereby amended
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to read in its entirety as follows:

          "6.  Compensation Upon Termination or Failure to Renew Prior to a
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     Change in Control of the Company.  Prior to the occurrence of a Change in
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     Control of the Company, Executive shall be entitled to the following compensation from the Company upon the termination of his employment or upon the Company's delivery of notice pursuant to Section 1 that the Term of this Agreement shall not following any anniversary of the date hereof be automatically extended for an additional year.

               (a) Death.  If Executive's employment shall be terminated by
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     reason of his death, the Company shall pay to such person as shall have been designated in a notice filed with the Company prior to Executive's death, or, if no such person shall be designated, to his estate as a death benefit, his Base Salary to the date of his death in addition to any payments Executive's spouse, beneficiaries, or estate may be entitled to receive pursuant to any pension or employee benefit plan or other arrangement or life insurance policy maintained by the Company. In

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     addition, the Company shall make payments of premiums to continue the medical and dental insurance coverage of Executive's spouse and children under age twenty-five (25) as in effect at and as of the date of Executive's death (or to provide as similar coverage as possible for the same premiums if the continuation of existing coverage is not permitted) for one (1) year after the date of Executive's death, in each case to the extent such coverage is available.

               (b) Disability.  During any period that Executive fails to
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     perform his material managerial duties and responsibilities hereunder as a result of incapacity due to physical or mental illness, Executive shall continue to receive his Base Salary and any bonus payments until Executive's employment is terminated pursuant to Section 5(b) hereof or until Executive terminates his employment pursuant to Section 5(d)(2) hereof, whichever first occurs. After such termination, the Company shall pay to Executive, on or before the fifth day following the Date of Termination (as hereinafter defined) his Base Salary to the Date of Termination. In addition, the Company shall make payments of premiums as necessary to cause Executive and Executive's spouse and children under age twenty-five (25) to continue to be covered by the medical and dental insurance as in effect at and as of the Date of Termination (or to provide as similar coverage as possible for the same premiums if the continuation of existing coverage is not permitted) for one (1) year after the Date of Termination, in each case to the extent such coverage is available.

               (c) Cause.  If Executive's employment shall be terminated for
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     Cause, the Company shall pay Executive his Base Salary through the Date of
     Termination at the rate in effect at the time Notice of Termination is given. Such payments shall fully discharge the Company's obligations hereunder.

               (d) Breach by the Company, for Good Reason, or Upon Failure to
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     Renew.  If (1) in breach of this Agreement, the Company shall terminate
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     Executive's employment (it being understood that a purported termination of
     Executive's employment by the Company pursuant to any provision of this Agreement that is disputed and finally determined not to have been proper shall be a termination by the Company in breach of this Agreement), or (2) Executive shall terminate his employment for Good Reason, or (3) the Company shall give Executive notice pursuant to Section 1 prior to any anniversary of the date hereof that the Term of this Agreement shall not be automatically extended for an additional year on any such anniversary date, then the Company shall pay Executive:

            (A) his Base Salary through the Date of Termination at the rate in effect at the time Notice of Termination is given;

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             (B)  in lieu of any further salary payments to Executive for periods subsequent to the Date of Termination, the Company shall pay as severance pay to Executive on or before the fifth day following the Date of Termination, a lump sum in cash equal to Executive's full annual Base Salary at the rate in effect at the time the Notice of Termination is given; and

             (C) all benefits payable under the terms of any employee benefit plan or other arrangement as of the Date of Termination.

             In addition, the Company shall make payments of premiums as necessary to cause Executive and Executive's spouse and children under age twenty-five (25) to continue to be covered by the medical and dental insurance as in effect at and as of the Date of Termination (or to provide as similar coverage as possible for the same premiums if the continuation of existing coverage is not permitted) for one (1) year after the Date of Termination, in each case to the extent such coverage is available.

                    (e) Mitigation. Executive shall not be required to mitigate the amount of any payment provided for in this Section 6 by seeking other employment or otherwise, nor shall the amount of any payment provided for in this Section 6 be reduced by any compensation earned by Executive as the result of employment by another employer after the Date of Termination, or otherwise."

     2.   Compensation Upon Termination or Failure to Renew After a Change in
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Control of the Company.  Section 7 of the Employment Agreement is hereby amended
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to read in its entirety as follows:

          "7.      Compensation Upon Termination or Failure to Renew After a
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     Change in Control of the Company.
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                   (a)   Compensation.  If, after the occurrence of a Change in
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     Control of the Company, Executive's employment is terminated by the Company or by Executive, as the case may be, for any of the reasons described in
     Section 5 above or the Company delivers notice pursuant to Section 1 that the Term of this Agreement shall not following any anniversary of the date hereof be automatically extended for an additional year, then Executive shall be entitled to (1) the same compensation benefits from the Company as set forth in Section 6 above to which he would have been entitled if the termination of his employment had occurred prior to the occurrence of a Change in Control of the Company plus (2) in the event the termination occurs


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     as described in either Section 6(d)(1) or 6(d)(2) above or notice is given as described in Section 6(d)(3) above, then Executive shall be entitled to the following additional benefits:

               (A) on or before the fifth day following the Date of Termination, the Company shall pay to Executive a lump sum in cash equal to Executive's full annual Base Salary at the rate in effect at the time the Notice of Termination is given (it being understood and agreed that the combined effect of the provisions of Section 6(d)(B) and this Section 7(a)(A) is to pay to Executive two times such Base Salary); provided, however, that the amount of cash paid pursuant to
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          this Section 7(a)(A) plus the value of any other compensation paid to
          Executive, pursuant to this Agreement or otherwise, as a result of the termination of Executive's employment that is subject to the provisions of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), shall in no event exceed $100 less than 3.00 times Executive's Annualized Includable Compensation (within the meaning of section 280G(d)(1) of the Code), and the amount of the Company's cash payment to Executive under this Section 7(a)(A) shall be adjusted accordingly to achieve this result; notwithstanding the provisions of this Section 7(a)(A), nothing contained in this Section 7(a)(A) shall be construed to imply that any payments to the Executive other than pursuant to this Section 7(a)(A) are subject to the provisions of Section 280G of the Code;

               (B) the Company shall maintain in full force and effect, for the continued benefit of Executive, Executive's spouse, and Executive's minor children, as applicable, for a two-year period beginning upon the Date of Termination, all employee benefit plans and other arrangements (including medical and dental insurance coverage) as in effect and in which such persons were entitled to participate immediately prior to the Date of Termination, provided that the continued participation of such persons is possible under the general terms and provisions of such plans and arrangements. However, in no event shall this paragraph be construed to reduce the duration or benefits derived from any such plans or arrangements that otherwise would extend beyond such two-year period. If the participation of any of such persons in any such plan or arrangement is barred, the Company shall arrange to provide such person with benefits substantially similar to those which such persons would otherwise have been entitled to receive under such plans and arrangements from which such

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          persons' continued participation is barred. At the end of the period of coverage, Executive shall have the option to have assigned to him at no cost and with no apportionment of prepaid premiums any assignable insurance policy owned by the Company which relates specifically to him; and

               (C) the Company shall pay all other damages to which Executive may be entitled as a result of the termination of his employment under this Agreement, including all legal fees and expenses incurred by him in contesting or disrupting any such termination or in seeking to obtain or enforce any right or benefit provided by this Agreement in accordance with, and as contemplated by, Section 11 hereof.

               (b)   Mitigation. Executive shall not be required to mitigate the
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     amount of any payment provided for in this Section 7 by seeking other employment or otherwise, nor shall the amount of any payment provided for in this Section 7 be reduced by any compensation earned by Executive as the result of employment by another employer after the Date of Termination, or otherwise."

     3.   Other Provisions Relating to Termination.  Section 8(b) of the
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Employment Agreement is hereby amended to read in its entirety as follows:

          "(b)  Date of Termination.  For purposes of this Agreement, "Date of
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     Termination" shall mean: (1) if Executive's employment is terminated by his death, the date of his death; (2) if Executive's employment is terminated because of a disability pursuant to Section 5(b), then thirty (30) days after Notice of Termination is given (provided that Executive shall not have returned to the performance of his duties on a full-time basis during such thirty (30) day period); (3) if Executive's employment is terminated by the Company for Cause or by Executive for Good Reason, then, subject to Sections 8(c) and 8(d), the date specified in the Notice of Termination;
     (4) if the Company gives Executive notice pursuant to Section 1 prior to any anniversary of the date hereof that the Term of this Agreement shall not be automatically extended for an additional year on any such anniversary date, the date upon which the Term expires; and (5) if Executive's employment is terminated for any other reason, the date on which a Notice of Termination is given."

     4.   No Change.  Except as expressly modified hereby, the Employment
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Agreement shall continue in effect unchanged.

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     IN WITNESS WHEREOF, the Company and Executive have executed this Amendment on and as of the date first set forth above.


THE COMPANY:                        EXECUTIVE:

OCCUSYSTEMS, INC.

By:                                     /s/John J. Carlyle
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    Richard D.Rehm, M.D.               John K. Carlyle
    Chairman

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